Exhibit 99.1

FOR IMMEDIATE RELEASE

ALCO STORES, INC. ANNOUNCES CLARIFICATION REGARDING
EVERBRIGHT DEVELOPMENT OVERSEAS, LTD.’S ACQUISITION PROPOSAL

Coppell, TX (September 10, 2013) — ALCO Stores, Inc. (Nasdaq: ALCS) (the “Company”) today announced that the Company has reviewed Amendment No. 4 to Schedule 13D filed jointly on behalf of Everbright Development Overseas, Ltd. (“Everbright”), Luis Chang and Mai Wong (together with Everbright, the “Reporting Persons”) on September 10, 2013 (“Amendment No. 4”). The Company notes that the Reporting Persons did not disclose that, prior to midnight Eastern time on Saturday, September 7, 2013, representatives of the Company informed Everbright that the Board of Directors of the Company met and considered the acquisition proposal that Everbright had tendered on September 6, 2013, as supplemented on September 7, 2013 (the “Definitive Proposal”), and, after considering relevant legal, financial and regulatory aspects of the Definitive Proposal and the timing and likelihood of consummation of the Definitive Proposal, the Board of Directors did not conclude that the Definitive Proposal constituted a “Superior Proposal” under the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and among Mallard Parent, LLC, M Acquisition Corporation and the Company. At the same time, representatives of the Company informed Everbright that the Definitive Proposal could not be consummated on the terms contained therein because it had not been found to be a “Superior Proposal.”

The Company advises investors that it is under no duty, and expressly disclaims any such duty, to review or correct the public filings or disclosures of any person, entity or group, including the Reporting Persons. The Company further disclaims any duty to update the information set forth in this press release. The Company intends to file proxy materials with the Securities and Exchange Commission (the “SEC”) that will set forth in detail the background of the Company’s discussions with Everbright and its advisors, and the reasons that the Board of Directors of the Company did not conclude that the Definitive Proposal was a “Superior Proposal” under the terms of the Merger Agreement. Investors are urged to review such proxy materials when filed.

About ALCO Stores, Inc.

Founded in 1901, ALCO Stores, Inc. is a broad-line retailer, primarily serving small underserved communities across 23 states, which specializes in providing a superior selection of essential products for everyday life in small-town America. The Company has 214 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices. ALCO is proud to have continually provided friendly, personal service to its customers for the past 112 years. ALCO has its distribution center in Abilene, Kansas, and is in the process of moving its headquarters from Abilene to suburban Dallas, Texas. To learn more about the Company visit www.ALCOstores.com.

Forward-looking statements

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (“the Act”). Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Factors that could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general.  Additional information regarding these and other factors may be included in the Company’s Form 10-K and Form 10-Q filings and other public documents, copies of which are available from the Company on request and are available from the United States Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the merger, the Company intends to file relevant materials with the SEC, including an amended preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website, www.alcostoresinc.com, or by requesting them in writing or by telephone from us at ALCO Stores, Inc., Attn: Corporate Secretary, 751 Freeport Parkway, Coppell, Texas 75019, (469) 322-2900.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 10, 2013. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.

###

For more information, contact:

Wayne S. Peterson

Senior Vice President — Chief Financial Officer

469-322-2900 ext. 1071

email: wpeterson@alcostores.com

or

Debbie Hagen

Hagen and Partners

913-642-6363

email: dhagen@hagenandpartners.com